EXHIBIT 23


                    INDEPENDENT AUDITORS' REPORT ON SCHEDULES

The Board of Directors
Delta Woodside Industries, Inc.:

Under date of July 25, 2003, we reported on the consolidated balance sheets of Delta Woodside Industries, Inc. as of June 28, 2003 and June 29, 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended June 28, 2003, as contained in the 2003 annual report to shareholders. These consolidated financial statements and our report thereon are incorporated by reference in the annual report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules as of June 28, 2003, and June 29, 2002 and for each of the years in the three-year period ended June 28, 2003, as appropriate, as listed in Item 15a (2) of Form 10-K. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note A to the consolidated financial statements, on June 30, 2002, the Company adopted Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements Nos. 4 and 64, Amendment of FASB Statement No. 13, and Technical Corrections".

                                    /s/ KPMG  LLP
                                    KPMG LLP


Greenville, South Carolina
July 25, 2003



                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Delta Woodside Industries, Inc.:

We consent to the incorporation by reference in the registration statements (Delta Woodside Industries, Inc. Stock Option Plan - Nos. 33-38930, 333-01381 and 333-45767; Delta Woodside Industries, Inc. Incentive Stock Award Plan - Nos. 33-38931, 333-01383 and 333-45771; Delta Woodside Industries, Inc. Long-term Incentive Stock Award Plan No. 333-45769; Delta Woodside Industries Inc Stock Option and Incentive Stock Plan - No. 333-60930) on Form S-8 of Delta Woodside Industries, Inc., of our reports dated July 25, 2003 relating to the consolidated balance sheets of Delta Woodside Industries, Inc. as of June 28, 2003 and June 29, 2002, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended June 28, 2003, and related financial statement schedules, which reports are incorporated by reference or appear in the 2003 annual report on Form 10-K of Delta Woodside Industries, Inc. Our report refers to the adoption by the Company of Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements Nos. 4 and 64, Amendment of FASB Statement No. 13, and Technical Corrections".



                                    /s/ KPMG  LLP
                                    KPMG LLP


Greenville, South Carolina
September 25, 2003